                                                             EXHIBIT NUMBER (11)
                                                            TO 6/30/96 FORM 10-Q


   NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS

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




                                                          Second Quarter Ended June 30                 Six Months Ended June 30
                                                      -------------------------------------         --------------------------------
                                                           1996                  1995                   1996                1995
                                                      ---------------      ----------------         --------------     -------------

 Computation Required by
 -----------------------
 Regulation S-K
 --------------

 Priamary Earnings Per Share
 ---------------------------

 Net Income Applicable to
   Common Shares                                           $62,198,882          $50,946,144           $122,444,451       $98,127,843
                                                      ================     ================         ==============     =============
 Weighed Average Number of Common
  and Common Equivalent Shares Outstanding

       Common Shares                                        56,204,977           55,975,144             56,231,580        55,117,831

       Dilutive Effect of Common
        Equivalent Shares (A)

        Stock Options                                          889,374              534,482                906,823           560,390

        Long Term Performance Stock Plan                       293,734              355,597                278,716           339,360

        Other                                                   56,632               12,502                 50,708            10,357
                                                      ----------------     ----------------         --------------     -------------
                                                            57,444,717           56,878,030             57,467,827        56,027,938
                                                      ================     ================         ==============     =============


Net Income Per Common and
 Common Equivalent Share                                         $1.08                $0.90                  $2.13             $1.75
                                                      ================     ================         ==============     =============


    (A) Determined by application of the treasury stock method.
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

                                                                                                              EXHIBIT NUMBER (11)
                                                                                                              TO 6/30/96 FORM 10-Q
  NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS


                                                             Second Quarter Ended June 30              Six Months Ended June 30
                                                           ---------------------------------        ------------------------------
                                                                1996                1995                1996             1995
                                                           -------------       -------------        ------------     -------------
Computations Required by
- ------------------------
Regulation S-K
- --------------

Fully Diluted Earnings Per Share
- --------------------------------

Net Income Applicable to
  Common Shares                                              $62,198,882         $50,946,144        $122,444,451      $98,127,843


Add Back:  Dividend on Series E Convertible
   Preferred Stock                                                                   785,353              14,756        1,562,500
                                                           -------------       -------------       -------------    -------------
                                                             $62,198,882         $51,731,497        $122,459,207      $99,690,343
                                                           =============       =============       =============    =============



Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

        Common Shares                                         56,204,977          55,975,449          56,231,580       55,117,831

        Dilutive Effect of Common
          Equivalent Shares (A)

          Stock Options                                        1,000,956             610,847           1,032,355          656,258

          Long Term Performance Stock Plan                       313,727             372,812             291,974          349,420

          Other                                                   65,915              14,514              56,888           11,680


        Other Potentially Dilutive Securities

          Equivalent Shares Assuming Conversion of
          Series E Convertible Preferred Stock                                     1,204,820             191,977        1,204,820
                                                           -------------       -------------       -------------    -------------
                                                              57,585,575          58,178,442          57,804,774       57,340,009
                                                           =============       =============       =============    =============

Net Income Per Common and
  Common Equivalent Share                                          $1.08               $0.89               $2.12            $1.74
                                                           =============       =============       =============    =============



(A) Determined by application of the treasury stock method.

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